                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LINCARE HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764

                                                                   April 5, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Four Points Hotel by Sheraton, 5301 N. State Line Avenue, Texarkana, Texas, on Monday, May 8, 2000, at 9:00 A.M.

     The principal business of the meeting will be to elect directors for the ensuing year, to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2000, and to approve the Company's 2000 Stock Plan. During the meeting, we also will review the Company's 1999 results and report on significant aspects of our business during the first part of fiscal 2000.

     If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           /s/ JOHN P. BYRNES

                                           JOHN P. BYRNES
                                           Chief Executive Officer and President

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2000
                           -------------------------

     The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the "Company"), will be held on May 8, 2000, at 9:00 A.M. at the Four Points Hotel by Sheraton, 5301 N. State Line Avenue, Texarkana, Texas.

     The Annual Meeting will be held: (i) to elect a Board of Directors consisting of six persons for a one year term; (ii) to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2000, (iii) to approve the Company's 2000 Stock Plan, and (iv) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Stockholders of record at the close of business on March 20, 2000, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

                                           By Order of the Board of Directors

                                           /s/ PAUL G. GABOS
                                           PAUL G. GABOS
                                           Secretary

Clearwater, Florida
April 5, 2000

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 33764
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel by Sheraton, 5301 N. State Line Avenue, Texarkana, Texas, on May 8, 2000, at 9:00 A.M., and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 6, 2000.

     The record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on March 20, 2000. As of that date there were 53,335,332 shares of Common Stock ("Common Stock") of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company's securities.

     If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies.

                       EXPENSE AND MANNER OF SOLICITATION

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the Stockholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     On March 20, 2000, the record date with respect to this solicitation for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting, 53,335,332 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only Stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each Stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     The following table sets forth information available as of February 15, 2000 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group.

                                                              SHARES BENEFICIALLY
BENEFICIAL OWNER                                                     OWNED           PERCENT
----------------                                              -------------------    -------
Putnam Investments, Inc.(1).................................       5,952,020          11.1%
  One Post Office Square
  Boston, Massachusetts 02109
FMR Corp.(1)................................................       5,449,733          10.1
  82 Devonshire Street
  Boston, Massachusetts 02109
The Kaufmann Fund, Inc.(1)..................................       4,471,000           8.3
  140 East 45th Street, 43rd Floor
  New York, New York 10017
Morgan Stanley Dean Witter & Co.(1).........................       4,213,222           7.8
  1585 Broadway
  New York, New York 10036
Wanger Asset Management, Ltd.(1)............................       3,480,900           6.5
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606
John P. Byrnes(2)...........................................         550,000              (*)
Paul G. Gabos(3)............................................         200,100              (*)
Chester B. Black(4).........................................          34,000              (*)
Frank D. Byrne, M.D.........................................               0              (*)
Frank T. Cary(5)............................................          72,000              (*)
William F. Miller, III(6)...................................          24,000              (*)
Thomas O. Pyle(7)...........................................          27,158              (*)
All Executive Officers and Directors as a Group (seven
  persons)..................................................         907,258           1.7%

-------------------------

(1) All information relating to shares held is derived from Schedule 13G filings with the Securities and Exchange Commission and received by the Company.

(2) Includes options to purchase 550,000 shares of Common Stock, which options are currently exercisable.

(3) Includes options to purchase 185,000 shares of Common Stock, which options are currently exercisable.

(4) Includes options to purchase 34,000 shares of Common Stock, which options are currently exercisable.

(5) Includes options to purchase 44,000 shares of Common Stock, which options are currently exercisable.

(6) Includes options to purchase 24,000 shares of Common Stock, which options are currently exercisable.

(7) Includes options to purchase 24,000 shares of Common Stock, which options are currently exercisable.

(*) The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

     All Executive Officers and Directors of the Company timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1999.

                         ELECTION OF BOARD OF DIRECTORS

     A Board of six (6) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee. James T. Kelly, Chairman of the Board since 1994, has declined to stand for re-election in 2000. The Board of Directors intends to search for an additional qualified Director to join the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, BLACK, BYRNE, CARY, PYLE AND MILLER.

      INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information regarding each nominee of the Board of Directors.

NAME                                        AGE                      POSITION
----                                        ---                      --------
John P. Byrnes............................  41    Chairman of the Board, Chief Executive Officer
                                                  and President
Chester B. Black..........................  54    Director
Frank D. Byrne, M.D.......................  47    Director
Frank T. Cary.............................  79    Director
William F. Miller, III....................  50    Director
Thomas O. Pyle............................  60    Director

     All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Executive Officers serve at the discretion of the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

     JOHN P. BYRNES has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes has been the President of Lincare Holdings since June 1996. Prior to becoming the Company's President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company's Chief Operating Officer throughout 1996.

     CHESTER B. BLACK has been a Director of Lincare Holdings since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services.

     FRANK D. BYRNE, M.D. has been a Director of Lincare Holdings since December 1999. Dr. Byrne is the President of Parkview Hospital, located in Ft. Wayne, Indiana. Dr. Byrne practiced pulmonary and critical care medicine from 1982 until 1994. After briefly serving as medical director of Parkview Hospital, he was appointed President in September 1995. He is a member of the Parkview Hospital Board that created the Parkview Health System (PHS) in 1995. PHS is a network of hospitals, physician clinics, medical research centers, home health agencies and other health care organizations. Dr. Byrne is also a Clinical Professor of Medicine at the Indiana University School of Medicine. He has been active in the Indiana Hospital and Health Association, the Indiana chapter of the American College of Physicians and the VHA National Physician Leadership Council. He is a Fellow of the American College of Physician Executives and a Diplomat from American College of Healthcare Executives.

     FRANK T. CARY has been a Director of Lincare Holdings since July 1991. Mr. Cary served as IBM's Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc., TELTREND, Inc., and VION, Inc.

     WILLIAM F. MILLER, III has been a Director of Lincare Holdings since December 1997. Mr. Miller served as President and Chief Operating Officer of EmCare from 1992 to 1999 and from 1983 to 1992 as Chief Executive Officer of Emcare. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/director of operations of a multi-specialty physician group practice.

     THOMAS O. PYLE has been a Director of Lincare Holdings since 1995. Mr. Pyle served as Chief Executive Officer of Harvard Community Health Plan from 1978 to 1991. From 1993 to 1994, he served as Chief Executive Officer of MetLife HealthCare Management Company. He currently serves as a Director of Millipore Corporation and several non-public health care companies.

     PAUL G. GABOS has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment to Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

SIGNIFICANT EMPLOYEES

     SHAWN S. SCHABEL has served as Senior Vice President of Lincare since April 1998. Mr. Schabel has served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Bachelor's Degree in Respiratory Therapy from Wichita State University.

DIRECTOR'S FEES

     Directors Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary, William F. Miller, III and Thomas O. Pyle each receive $20,000 per annum for their services. All of the Company's Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company's stock option plans.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Stock Plan Committee. During fiscal 1999, all directors were in attendance at all meetings of the Board of Directors and committees of the Board of Directors on which they served. The Board of Directors held five meetings during 1999.

     AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the annual appointment of independent accountants and reviews the audit fees, scope and timing of the audit, the adequacy of internal controls and any other services rendered by the independent accountants.

The Audit Committee, comprised of Messrs. Cary and Pyle, held two meetings in fiscal 1999. Since his election to the Board, Frank D. Byrne, M.D. has been appointed to serve on the Audit Committee in addition to Messrs. Cary and Pyle.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Black and Miller and held one meeting in fiscal 1999.

     STOCK PLAN COMMITTEE. The Stock Plan Committee administers the stock option plans of the Company and held one meeting during fiscal 1999. The Stock Plan Committee is comprised of Messrs. Black and Miller.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to each of its Executive Officers.

                                                                                        LONG TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION
                                     -----------------------------------------------   ------------
                                                                        ALL OTHER        OPTIONS
    NAME AND PRINCIPAL POSITION      YEAR    SALARY       BONUS      COMPENSATION(1)   GRANTED #(2)
    ---------------------------      ----   ---------   ----------   ---------------   ------------
John P. Byrnes.....................  1999   $703,462    $  994,000       $ 8,923         200,000
  Chief Executive Officer and        1998    488,462     1,000,000        10,000         200,000
  President                          1997    350,000       400,000         9,500         250,000
Paul G. Gabos......................  1999   $351,731    $  497,000       $ 8,500         120,000
  Chief Financial Officer and        1998    244,231       445,000        10,000         100,000
  Secretary                          1997    161,540       200,000         8,077         130,000

-------------------------

(1) The Company makes a contribution on behalf of each participating employee under the Company's 401K Plan.

(2) Options granted in 1997 to Messrs. Byrnes and Gabos have been adjusted to reflect a two for one stock split effective May 29, 1998.

     The following table sets forth the options granted to the Company's Executive Officers in fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                             OPTION TERM
                       -----------------------------------------------------   ----------------------------
                         NUMBER      % OF TOTAL
                           OF         OPTIONS
                       SECURITIES    GRANTED TO
                       UNDERLYING    EMPLOYEES       EXERCISE
                        OPTIONS          IN           PRICE       EXPIRATION
        NAME            GRANTED     FISCAL YEAR    ($/SHARE)(3)      DATE          5% $           10% $
        ----           ----------   ------------   ------------   ----------   ------------    ------------
John P. Byrnes(1)....   200,000         37.2%         $24.50      12/31/2008    $2,889,228      $7,217,878
Paul G. Gabos(2).....   120,000         22.3%         $24.50      12/31/2008    $1,733,537      $4,330,727

-------------------------

(1) The options have been granted under the Company's 1998 Stock Plan. Options to purchase 100,000 shares of Common Stock become fully exercisable on each of December 31, 2002 and December 31, 2003.

(2) The options have been granted under the Company's 1998 Stock Plan. Options to purchase 60,000 shares of Common Stock become fully exercisable on each of December 31, 2002 and December 31, 2003.

(3) The exercise price per share for each option grant was equal to the market price of the Company's Common Stock as of the date the option was granted.

     The following table sets forth aggregate options exercised by the Company's Executive Officers in fiscal 1999 and number and value of unexercised options at fiscal 1999 year end.

                AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF              VALUE OF
                                                          UNEXERCISED            UNEXERCISED
                                                          OPTIONS AT            IN-THE-MONEY
                               SHARES                       FY-END               OPTIONS AT
                              ACQUIRED       VALUE       EXERCISABLE/             FY-END(1)
NAME                         ON EXERCISE    REALIZED     UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         -----------   ----------   ---------------   -------------------------
John P. Byrnes.............          0     $        0   550,000/800,000    $12,024,375/$8,453,100
Paul G. Gabos..............          0     $        0   185,000/425,000    $3,744,063/$4,506,238

-------------------------

(1) Value is calculated using the Lincare Holdings closing stock price on December 31, 1999 of $34.6875 per share less the exercise price for such shares.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Byrnes and Gabos. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon individual performance in their respective areas of responsibility. During 1999, Mr. Byrnes served as Chief Executive Officer and President at an annual salary of $700,000 and Mr. Gabos served as Chief Financial Officer at an annual salary of $350,000.

COMPENSATION COMMITTEE AND STOCK PLAN COMMITTEE REPORTS

     The Company's executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, generally through the grant of stock options pursuant to the Company's stock option plans.

     The Company's executive compensation programs are administered by two committees of the Board of Directors -- the Compensation Committee and the Stock Plan Committee (collectively, the "Committees"). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

CASH COMPENSATION

     The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company's past financial performance. Determination of the size of the bonus component of each Executive Officer's compensation package, as described below, was based on an objective, performance-based formula and other considerations.

     The cash compensation of Messrs. Byrnes and Gabos was determined for fiscal year 1999 pursuant to each Executive Officer's employment agreement. See "EXECUTIVE COMPENSATION -- Employment Agreements." The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors on the other, at the time the employment agreements were executed. Messrs. Byrnes and Gabos each received a merit increase in base salary during 1999 as determined by the Compensation Committee of the Board, such committee being comprised of Messrs. Black and Miller, two independent directors of the Company.

     The cash bonuses paid to Messrs. Byrnes and Gabos for services performed in 1999 were determined based on an earnings per share growth formula set forth in their respective employment agreements and other performance considerations. For purposes of determining the bonus component of each Executive Officer's cash compensation, growth in earnings per share was adjusted to remove the effect of provisions contained in the Balanced Budget Act of 1997 ("BBA '97") which reduced Medicare payments for oxygen and oxygen equipment by 5% in 1999. As a result of significant growth in the Company's pro forma earnings per share from 1998 to 1999, the cash bonuses paid to Executive Officers increased commensurately in 1999. See "EXECUTIVE COMPENSATION -- Summary Compensation Table."

EQUITY-BASED INCENTIVE COMPENSATION

     The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company's senior management team to remain with the Company and to continue to contribute significantly to its performance record.

     The Stock Plan Committee administers the Non-Qualified Stock Option Plan, 1991 Stock Plan, 1994 Stock Plan, the 1996 Stock Plan, and the 1998 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, and the 1998 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock Plan Committee, stock option grants are by definition performance-based, in that the value of the option only increases through an increase in the Company's stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company's stock price.

     This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company's stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company's stock plans have been made at an exercise price equal to the fair market value of the Company's stock as of the date of grant.

Therefore, without an increase in stock price, the options are of no value. The Stock Plan Committee's general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

     The Stock Plan Committee also believes that it is in the best interest of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company's stock. The amount of this incentive, in the Committee's view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism utilized in the Company's cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee's perception of the overall value of the Executive Officer to the Company's long-term growth potential.

GRANTS TO CHIEF EXECUTIVE OFFICER

     In 1999, the Committee granted to Mr. Byrnes options to purchase an aggregate of 200,000 shares of Common Stock. See "EXECUTIVE
COMPENSATION -- Option Grants in Last Fiscal Year." The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company has achieved compounded annual growth in revenues and earnings per share of 19% and 15%, respectively, over the past three years. This growth in revenues and earnings per share was significant in light of the impact on the Company of the Medicare price reductions contained in BBA '97, which reduced revenues and pre-tax income by approximately $73.2 million in 1998 and an additional $19.3 million in 1999. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

GRANTS TO CHIEF FINANCIAL OFFICER

     During fiscal 1999, Mr. Gabos was granted the option to purchase 120,000 shares of the Company's Common Stock. See "EXECUTIVE COMPENSATION -- Option Grants in Last Fiscal Year." The Committee, in determining the number of option shares to grant to Mr. Gabos, considered a number of factors, including performance within his respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The Committee also considered the potential long-term contribution of Mr. Gabos to the maximization of Stockholder value.

Chester B. Black                                                Chester B. Black
William F. Miller, III                                    William F. Miller, III
Stock Plan Committee                                      Compensation Committee

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                             LINCARE HOLDINGS INC.,
                         NASDAQ HEALTH SERVICES STOCKS,
                       AND THE NASDAQ STOCK MARKET (U.S.)

                                                                             NASDAQ HEALTH SERVICES        NASDAQ STOCK MARKET
                                                 LINCARE HOLDINGS, INC.              STOCKS                      (U.S.)
                                                 ----------------------      ----------------------        -------------------
1994                                                      100.0                       100.0                       100.0
1995                                                       86.0                       127.0                       144.0
1996                                                      141.0                       127.0                       174.0
1997                                                      197.0                       129.0                       213.0
1998                                                      280.0                       109.0                       300.0
1999                                                      239.0                        90.0                       542.0

* Assumes $100 invested on December 31, 1994 in Lincare Holdings Inc., NASDAQ Health Services Stocks, and NASDAQ Stock Market (U.S.).

                        APPROVAL OF THE 2000 STOCK PLAN

     On March 7, 2000, the Board of Directors approved the Lincare Holdings Inc. 2000 Stock Plan (the "2000 Plan"). The 2000 Plan provides an opportunity for employees, officers, directors and other eligible participants ("Employees") of the Company and its subsidiaries to purchase Common Stock. The 2000 Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock and/or the granting of rights to purchase Common Stock on a "restricted stock" basis. If approved by the Stockholders, the Company will be authorized to issue an aggregate of 1,000,000 shares of Common Stock under the 2000 Plan. In no event, however, will the

Company issue more than 200,000 shares of Common Stock under the 2000 Plan to any one person during any fiscal year.

     Approximately 4,700 persons are eligible to participate in the 2000 Plan on terms determined by the Company. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options may not be less than market value on the date of grant; the option price of non-qualified options may be less than market value on the date of grant; and (ii) the term of all incentive stock options may not exceed ten years from the date of grant; the term of all non-qualified stock options may exceed ten years from the date of grant.

     The 2000 Plan will be administered by the Stock Plan Committee of the Board of Directors. See "INFORMATION REGARDING THE BOARD OF DIRECTORS -- Committees and Meetings of the Board of Directors." The committee determines (i) which Employees shall be granted an option or the right to purchase Common Stock under the 2000 Plan (an "Award"); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

     The 2000 Plan will be effective immediately upon approval by the Stockholders. As of the date of this Proxy Statement, no Awards have been made, and no benefits have been received by or allocated to any Director, Executive Officer or other Employee under the 2000 Plan. Because the level of Awards granted to any Employee, including Directors and Executive Officers, is determined in the discretion of the Stock Plan Committee, the amount to be received by or allocated to any such person under the 2000 Plan is not determinable at this time.

     The issuance of a nonqualified stock option under the 2000 Plan will not result in any taxable income to the recipient Employee or a tax deduction to the Company at the time of the grant. Generally, an Employee to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the Employee exercises the option and receives shares of Common Stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the Employee for the year in which the Employee recognizes such income.

     Neither receipt nor exercise of an incentive stock option is a taxable event to the Employee, and if the recipient Employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Employee receives his shares of Common Stock pursuant to the exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale, must be reported by the Employee as ordinary income and the Company will be entitled to a tax deduction in that amount.

The remaining gain, if any, will be taxed to the Employee as long- or short-term capital gain depending on how long the Employee held the shares.

     Generally, an Employee to whom a restricted stock award is made will recognize ordinary income for Federal income tax purposes in an amount equal to the fair market value of such shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture, and such amount will then be deductible for Federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award so elects, he will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock over the purchase price, if any, paid by the Employee for such Common Stock, and such amount will then be deductible by the Company.

     The Company's Board of Directors has proposed, and recommends to the Stockholders, the adoption and approval of the 2000 Plan. The 2000 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE 2000 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2000, subject to ratification by a majority of the shares represented either in person or by proxy at the Annual Meeting. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE SELECTION OF KPMG LLP.

                                 ANNUAL REPORT

     The Company's 1999 Annual Report, containing audited financial statements for the fiscal years ended December 31, 1999, 1998 and 1997 accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 1999, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                           PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 2001 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 4, 2000.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors

                                          /s/ PAUL G. GABOS

                                          PAUL G. GABOS

                                          Chief Financial Officer and Secretary

Clearwater, Florida
April 5, 2000

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                                                     APPENDIX A


                            LINCARE HOLDINGS INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the "Company") held of record by the undersigned as of March 20, 2000, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel by Sheraton, 5301 N. State Line Avenue, Texarkana, Texas on Monday, May 8, 2000, at 9:00 A.M. and all adjournments thereof, upon the following matters:









                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             LINCARE HOLDINGS INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.





                                                                                        WITHHOLD            FOR,
                                                                          FOR           AUTHORITY           except for
                                                                          all           to vote for all     the following
                                                                          nominees      nominees            nominee(s)
                                                                                                                     ------------

1. ELECTION OF DIRECTORS:
   NOMINEES: J.P. Byrnes, C.B. Black, F.D. Byrne, M.D.                     [    ]             [    ]             [    ]
   F.T. Cary, T.O. Pyle, W.F. Miller, III.

                                                                             For             Against            Abstain

2. Ratification of the selection of KPMG LLP as the
   Company's independent accountants for the fiscal year end-              [    ]             [    ]             [    ]
   ing December 31, 2000.

                                                                             For             Against            Abstain

3. Approval of the Company's 2000 Stock Plan.                              [    ]             [    ]             [    ]


4. TO TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL
BE VOTED FOR PROPOSALS (1), (2) and (3) ABOVE. IF ANY NOMINEE DECLINES OR
IS UNABLE TO SERVE AS A DIRECTOR, THEN PERSONS NAMED AS PROXIES SHALL
HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD
OF DIRECTORS.

DATED:                                                              , 2000
      --------------------------------------------------------------


-------------------------------------------------------------------------
                 Signature or signatures of stockholder


-------------------------------------------------------------------------
                 Signature or signatures of stockholder

(Your signature should conform to your name as printed hereon.  Co-owners should all sign.)
--------------------------------------------------------------------------------------------
                           FOLD AND DETACH HERE
